Exhibit 99.1

GRYPHICS, INC.

CONTENTS

December 31, 2006 and 2005

Page

Independent Auditors’ Report	1

Balance Sheets	2-3

Statements of Operations	4

Statements of Stockholders’ Equity	5

Statements of Cash Flows	6-7

Notes to Financial Statements	8-11

Cummings, Keegan & Co., P.L.L.P Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS’ REPORT

Stockholders and Board of Directors

Gryphics, Inc.

Plymouth, Minnesota

We have audited the accompanying balance sheets of Gryphics, Inc. (a Minnesota corporation) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gryphics, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

Certified Public Accountants

February 19, 2007

www.ckco-cpa.com • Email: info@ckco-cpa.com

Suite 1625 • 600 South Hwy. 169 • St. Louis Park, MN 55426 • Phone: (952) 345-2500 • Fax: (952) 345-2566

7570 147th Street West, #120 • Apple Valley, MN 55124 • Phone: (952) 432-2218 • Fax: (952) 432-5535

GRYPHICS, INC.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
Current assets
Cash	$670,589	$1,714,411
Accounts receivable	1,303,307	941,675
Inventories	566,943	417,444
Prepaid expenses	216,691	52,361

Total current assets	$2,757,530	$3,125,891

Property and equipment
Machinery and equipment	$1,256,449	$1,055,826
Computers	191,360	224,813
Office equipment and furniture	64,222	64,223
Leasehold improvements	55,342	55,342

	$1,567,373	$1,400,204
Less accumulated depreciation	(964,591)	(778,812)

Total property and equipment	$602,782	$621,392

Other assets
Patent fees, net of accumulated amortization in the amount of $127,099 and $95,052 at December 31, 2006 and 2005, respectively	$388,343	$341,638

Total other assets	$388,343	$341,638

Total assets	$3,748,655	$4,088,921

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2006	2005
Current liabilities
Accounts payable	$240,711	$228,977
Accrued expenses	60,458	56,399
Accrued vacation	17,034	14,991
Accrued income tax	45,994	337,510
Other accrued expenses	71,126	69,591

Total current liabilities	$435,323	$707,468

Long-term liabilities
Deferred income tax	$34,500	$45,740

Total long-term liabilities	$34,500	$45,740

Total liabilities	$469,823	$753,208

Stockholders’ equity
Common stock, .01 par value: 10,000,000 shares authorized, 1,017,815 and 1,100,415 shares issued and outstanding at December 31, 2006 and 2005, respectively	$10,178	$11,004
Paid in capital	1,068,609	2,569,039
Retained earnings	2,200,045	755,670

Total stockholders’ equity	$3,278,832	$3,335,713

Total liabilities and stockholders’ equity	$3,748,655	$4,088,921

See Independent Auditors’ Report and Notes to Financial Statements.

GRYPHICS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
	Amount	Amount
Revenues
Sales	$7,693,938	$6,855,687
Cost of goods sold	2,666,166	2,719,659

Gross profit	$5,027,772	$4,136,028
Selling expenses	1,179,461	903,744
Research and development	948,934	1,096,053
General and administrative expenses	798,682	762,447

Income from operations	$2,100,695	$1,373,784
Interest income	44,508	19,526

Income before provision for income taxes	$2,145,203	$1,393,310

Provision for income taxes
Currently payable	$712,068	$394,181
Deferred	(11,240)	24,840

Total income taxes	$700,828	$419,021

Net income	$1,444,375	$974,289

See Independent Auditors’ Report and Notes to Financial Statements.

GRYPHICS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock	Paid-in Capital	Retained Earnings (Accumulated Deficit)
Balance - December 31, 2004	$11,004	$2,569,036	$(218,619)
Net income	—	—	974,289

Balance - December 31, 2005	$11,004	$2,569,036	$755,670
Stockholder redemptions	(826)	(1,500,429)	—
Net income	—	—	1,444,375

Balance - December 31, 2006	$10,178	$1,068,607	$2,200,045

See Independent Auditors’ Report and Notes to Financial Statements.

GRYPHICS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash flows from operating activities:
Net income	$1,444,375	$974,289
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	226,306	197,373
Amortization	32,047	25,715
(Increase) decrease in:
Accounts receivable	(361,631)	(390,369)
Inventories	(149,499)	(83,948)
Prepaid expenses	(164,330)	320
Increase (decrease) in:
Accounts payable	11,734	(47,276)
Accrued payroll	4,059	9,109
Accrued vacation	2,042	1,846
Accrued income tax	(291,516)	337,510
Accrued expenses	1,535	24,149
Deferred income tax	(11,240)	24,840
Other assets	—	6,451

Net cash provided by (used in) operating activities	$743,882	$1,080,009

Cash flows from investing activities:
Purchase of equipment and vehicles	$(207,696)	$(389,027)
Patent costs incurred	(78,753)	(84,886)

Net cash used in investing activities	$(286,449)	$(473,913)

Cash flows from financing activities:
Stockholder redemption	$(1,501,255)	$—

Net cash used in financing activities	$(1,501,255)	$—

Net increase (decrease) in cash and cash equivalents	$(1,043,822)	$606,096
Cash - beginning of year	1,714,411	1,108,315

Cash - end of year	$670,589	$1,714,411

See Independent Auditors’ Report and Notes to Financial Statements.

GRYPHICS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Continued)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the year:
Income taxes	$1,156,465	$63,898

See Independent Auditors’ Report and Notes to Financial Statements.

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

1.	Summary of Significant Accounting Policies

a.	Nature of Business - Gryphics, Inc. (the Company) is a design, engineering and manufacturer of high performance, electro-mechanical interconnection systems used primarily in the semiconductor industry throughout the world.

b.	Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

c.	Concentration of Credit Risk - At various times during the year, the Company has cash deposits in excess of federally insured limits. Management believes the cash requirements of the Company make it impractical to keep the balances below insured levels at all times.

d.	Patent Fees - The Company capitalizes the cost of acquiring patents on certain products and processes. The Company amortizes these costs over an estimated useful life of 15 years. Amortization expense for the years ended December 31, 2006 and 2005 was $32,047 and $25,715, respectively.

e.	Inventories - Inventories are stated at the lower of cost (determined on a first-in, first-out (FIFO) basis) or market. Work-in-process includes material, labor and manufacturing overhead and certain other administrative expenses. Work-in-process inventory is included in total inventory and amounted to $12,379 and $35,827 at December 31, 2006 and 2005, respectively. The balance of the inventory consists of raw materials and finished goods.

f.	Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided for by straight-line and accelerated methods over the estimated useful lives which are as follows:

Leasehold improvements	4-5 years
Software	3 years
Furniture and fixtures	5-7 years
Machinery and equipment	5-7 years

Renewals and replacements considered to be betterments are capitalized as additions to property and equipment and the replaced items are eliminated from the asset and accumulated depreciation accounts. The cost of assets sold or retired and the related depreciation are eliminated from the accounts at the time of the sale or other disposal, and the net gain or loss is credited or charged to operations.

Depreciation expense for the years ended December 31, 2006 and 2005 was $226,306 and $197,373, respectively.

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(Continued)

1.	Summary of Significant Accounting Policies (continued)

g.	Income Taxes - Deferred income taxes are provided to reflect the timing differences that exist between financial statement and income tax reporting. These timing differences are due mainly to the use of accelerated methods of depreciation for income tax reporting.

Prior to March 31, 2001, the Company’s earnings and losses were included in the personal tax returns of the stockholders.

h.	Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. The most significant areas which require the use of management estimates relate to the determination of the collectibles of accounts receivable, inventory obsolescence, and the lives of property and equipment.

i.	Advertising - The Company incurred and expensed advertising costs of $19,561 and $28,121 during the years ended December 31, 2006 and 2005, respectively.

j.	Shipping and Handling Costs - The Company includes shipping and handling costs in cost of sales.

k.	Trade Accounts Receivable - Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

l.	Allowance for Doubtful Accounts - An allowance for doubtful accounts has not been provided since all accounts receivable are believed to be collectible.

m.	Research and Development - The Company expenses research and development costs. Included in expense for the years ended December 31, 2006 and 2005 was $948,934 and $1,096,053, respectively.

2.	Simple IRA Plan

The Company started a Simple IRA Plan in January 1999. Eligible employees may choose to save a percentage of salary income on a pre-tax basis, subject to certain IRS limits. The Company matches 100% of the first 3% of wages for all eligible participants.

Employer contributions for the Simple IRA Plan totaled $44,067 and $38,087 for the years ended December 31, 2006 and 2005, respectively.

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(Continued)

3.	Commitments

On February 14, 1998, as amended June 14, 2000 and February 8, 2006, the Company entered into a lease agreement for its operating facility. The lease runs through September 30, 2010. The agreement requires the payment of minimum monthly rental of $4,563, until July 1, 2008 when the monthly rent will be raised to $4,815, plus all real estate taxes, special assessments, maintenance, repairs, operating expenses and insurance. Total rental expense was $78,379 and $79,752 for the years ended December 31, 2006 and 2005, respectively.

Future minimum lease payments for all operating leases having a term in excess of one year at December 31, 2006 are as follows:

For the Year Ended
2007	$54,756
2008	56,265
2009	57,774
2010	43,331

Total	$212,126

4.	Employment Agreement

The Company had an agreement with its former president where he was eligible to receive stock appreciation rights (SARs). The SARs were to be authorized by the Board of Directors upon his anniversary of employment for each of his first three years and were to be equivalent to 1% per year of the total common stock interests of the Company. Any SARs awards which had not been made expired on termination of employment. Employment was terminated during 2002, thus only the first year SARs were awarded. A settlement agreement was reached between the parties during 2005 and no further liability remains at December 31, 2006.

5.	Income Taxes

The provision for income taxes (benefit) consists of the following:

	2006	2005
Current	$712,068	$394,181
Deferred tax liability	(11,240)	24,840

Total	$700,828	$419,021

GRYPHICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

(Continued)

5.	Income Taxes (continued)

The deferred tax liability is comprised of the following at December 31:

	2006	2005
Tax related to timing difference on depreciation	$40,900	$45,740
Tax benefits of other timing difference	(6,400)	—

Net deferred tax liability	$34,500	$45,740

6.	Related Party Transactions

The Company has entered into a joint development agreement with an entity, which became a 19% stockholder on March 30, 2001. The agreement covers certain technologies of the Company. The Company has received developmental monies as part of the agreement. The agreement also calls for non-competition and a license between the parties. The Company also received royalties over a five year period based on a percentage of sales of the products related to the license.

The above referenced corporate stockholder also purchased products from the Company. Sales to the stockholder totaled $59,569 for the year ended December 31, 2004, and there were no accounts receivable from this related corporation at December 31, 2006 or 2005.

7.	Concentration Risks

The Company had one major customer from whom it generated approximately 56% and 53% of its total revenues for the years ended December 31, 2006 and 2005, respectively. The Company had outstanding receivables from this customer in the amount of $802,517 and $351,970 at December 31, 2006 and 2005, respectively.

The Company had two vendors whom accounted for 32% and 34% of purchases for years ended December 31, 2006 and 2005, respectively. The Company owed these vendors a total of $1,290 and $17,884 at December 31, 2006 and 2005, respectively.

8.	Stockholder Redemption

During 2006 the Company’s Board of Directors authorized a partial stock redemption to it’s shareholders. The Company redeemed 82,600 shares for a total redemption of $1,501,255 during the year ended December 31, 2006.